SCHEDULE 14C
                        Information Statement Pursuant to
              Section 14(c) of the Securities Exchange Act of 1934

 Check the appropriate box:

[ ]  Preliminary Information Statement   [ ]  Confidential, for Use of the Commission
                                              Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement



                                 24HOLDINGS INC.
                (Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies: Not applicable

     (2) Aggregate number of shares to which transaction applies: Not applicable.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not applicable.

     (4)  Proposed maximum aggregate value of transaction: $100,000.

     (5)  Total fee paid: $20.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid: Not applicable.

     (2)  Form, Schedule or Registration Statement No.: Not applicable.

     (3)  Filing Party: Not applicable.

     (4)  Date Filed: Not applicable.

                                 24HOLDINGS INC.

                                  Cyberia House
                           Church Street, Basingstoke
                               Hampshire RG21 7QN
                                 United Kingdom
                                +44 1256 867 800

                              INFORMATION STATEMENT


     This information statement is circulated to advise the stockholders of 24Holdings Inc., a Delaware corporation formerly known as Scoop, Inc. (the "Company"), of action proposed to be taken without a meeting upon the written consent of the holder of a majority of the outstanding shares of the common stock of the Company.

     This information statement was first sent to the stockholders of the Company on or about August 11, 2005.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSED ACTION TO BE TAKEN

     The matter upon which action is proposed to be taken is a proposed sale by the Company of all of the outstanding stock of 24STORE (Europe) Limited, a Company incorporated under the laws of England formerly known as 24STORE.com Limited and currently operating in the United Kingdom ("24STORE"), to InfiniCom AB, a company registered in Sweden and the owner of a majority of the issued and outstanding stock of the Company ("InfiniCom"). As the Company is as a holding company and the shares of 24STORE held by the Company constitute substantially all of the Company's assets, the sale of 24STORE to InfiniCom will result in the Company continuing its existence as a shell company with no subsidiaries and no business operations. The Agreement for the Sale of Shares in 24 STORE (Europe) Limited dated as of May 26, 2005, by and between the Company and InfiniCom (the "Agreement"), which governs the sale of 24STORE stock, is attached hereto as Exhibit A. The sale of the Company's stock in 24STORE will not result in any material differences in the rights of security holders of the Company.

     In connection with the Agreement, the Company, 24STORE and InfiniCom also entered into an Agreement for the Sale and Purchase of Intellectual Property Rights, pursuant to which the Company and 24STORE have agreed to transfer all of their right, title and interest in certain trademarks and domain names to InfiniCom. In exchange for the transfer of intellectual property rights, InfiniCom will pay to the Company the sum of GBP (pound)350,000 and an amount to be determined by the parties at the closing of the sale of 24STORE stock to InfiniCom, such sum to be paid through a set-off against all outstanding and contingent liabilities of the Company to InfiniCom as of the closing of the sale. As of June 30, 2005, such outstanding and contingent liabilities totaled approximately US$83,585, excluding the current and outstanding debt to be discharged by InfiniCom upon the issuance of Series A Preferred Stock of the Company, as described below.

     In connection with the sale of the stock of 24STORE to InfiniCom, InfiniCom has entered into a Common Stock Purchase Agreement dated as of May 26, 2005, by and among InfiniCom, the Company, Moyo Partners, LLC ("Moyo") and R&R Biotech Partners LLC ("R&R," and together with Moyo, the "Purchasers"). Pursuant to the Common Stock Purchase Agreement, InfiniCom will sell to the Purchasers 109,171,181 shares of common stock of the Company. The common stock to be transferred will include 34,459,500 shares of common stock of the Company that will be issued upon the conversion of Series A Preferred Stock that InfiniCom will receive in exchange for discharging US$230,879 of current and outstanding debt owed to InfiniCom by the Company, pursuant to a Preferred Stock Purchase Agreement dated as of May 26, 2005, between the Company and InfiniCom. In turn, the Purchasers will pay to InfiniCom (i) $500,000 in cash, upon the closing of the sale of common stock to the Purchasers and (ii) shares of common stock of the Company which will represent 1% of the issued and outstanding shares of common stock of the Company on a fully diluted basis, as of the completion of a merger which the Purchasers intend to cause the Company to enter into subsequent to the closing of the sale of common stock to the Purchasers, with one or more as of yet unidentified companies in the biotechnology industry. Rodman & Renshaw

Holding, LLC, a broker-dealer and an affiliate of R&R, may assist the Company with effecting a financing transaction in conjunction with the merger. However, there is no assurance that such a merger will occur, or that if such a merger does occur, that it will be with a company or companies in the biotechnology industry. The consummation of the sale of the common stock of the Company by InfiniCom is conditioned upon the completion of the sale of 24STORE stock and Series A preferred stock of the Company to InfiniCom. This proposed sale of InfiniCom's stock in the Company will result in a change in control of the Company.

     On May 26, 2005, the Company's Board of Directors approved the sale of its shares in 24STORE to InfiniCom.

     The sale of the Company's shares of 24STORE will constitute the sale of substantially all of the assets of the Company. Pursuant to Section 271 of the Delaware General Corporation Law (the "DGCL"), the holders of a majority of the outstanding voting stock of a corporation are required to adopt a resolution to authorize any sale of substantially all of the corporation's property and assets. If the proposed sale of 24STORE shares were not to be adopted by written consent, it would be required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the sale. The elimination of the need for such a special meeting of stockholders is made possible by Section 228 of the DGCL, which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. In order to eliminate the costs and management time involved in holding a special meeting, the Board of Directors of the Company voted to utilize the written consent of the holder of a majority of the voting capital stock of the Company.

     The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company for the approval of the sale was May 26, 2005 (the "Record Date"). On the Record Date, InfiniCom owned 74,711,681 shares of common stock of the Company, constituting approximately 77.7% of the 96,147,395 total outstanding shares of voting capital stock of the Company as of such date. As of the Record Date, there were 233 shareholders of record of the Company. Each share of voting capital stock of the Company entitles the holder thereof to one vote on all matters submitted to stockholders. InfiniCom gave its written consent to the sale on June 7, 2005.

DISSENTERS' RIGHTS OF APPRAISAL

     Neither Delaware General Corporation Law nor the Company's certificate of incorporation provide for appraisal rights for dissenting stockholders with respect to the proposed sale of 24STORE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of May 26, 2005, concerning the issued and outstanding stock of the Company beneficially owned (i) by each director and each named executive officer of the Company, (ii) by all directors and executive officers of the Company as a group and (iii) by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                        Amount and Nature of
                  Name and Address                      Beneficial Ownership        Percentage of
Title of Class    of Beneficial Owner                    (Shares of Stock)              Class
--------------    -------------------                    ----------------           -------------
                  InfiniCom AB (publ)*
Common            Karlaplan 2
                  114 60 Stockholm
                  Sweden                                   74,711,681(1)                77.7

Common            Margaret Elardi*                          7,000,000                   7.3


                                                        Amount and Nature of
                  Name and Address                      Beneficial Ownership        Percentage of
Title of Class    of Beneficial Owner                    (Shares of Stock)              Class
--------------    -------------------                    ----------------           -------------

Common            Martin Clarke*                            4,953,455                   5.2

Common            Larsake Sandin**
                  Frensham Court, Summerfield Lane
                  Surrey GU10 3AN
                  England
                                                                 0                        0
Common            Urban von Euler****
                  Valhallavagen 108
                  Stockholm
                  Sweden
                                                                 0                        0
Common            Roger Woodward***
                  Zennor
                  Cherry Tree Walk
                  Rowledge
                  Farnham
                  Surrey
                  GU10 4AD
                  United Kingdom
                                                                 0                        0
Common            All executive officers and directors as a
                  group (3 persons)                              0                        0

* 5% or more beneficial owner                         *** Officer
** Director                                          **** Director and Officer

(1) Excludes 34,459,500 shares of common stock issuable upon conversion of Series A Preferred Stock.

Security Ownership of Certain Beneficial Owners and Management Following the Change in Control

     The proposed sale of InfiniCom's stock in the Company to the Purchasers following the sale of 24STORE stock by the Company, as described above, will result in a change in control of the Company. The following table sets forth information concerning the issued and outstanding stock of the Company to be beneficially owned following the change in control of the Company (i) by each director and each named executive officer of the Company, (ii) by all directors and executive officers of the Company as a group and (iii) by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable.


                                                        Amount and Nature of
                  Name and Address                      Beneficial Ownership        Percentage of
Title of Class    of Beneficial Owner                    (Shares of Stock)             Class (1)
--------------    -------------------                    ----------------           -------------
                  R&R Biotech Partners LLC*
Common            c/o Rodman & Renshaw Holding, LLC
                  330 Madison Avenue, 27th Floor
                  New York, New York 10017                 87,336,945(2)                66.9

                  Moyo Partners, LLC*
Common            c/o Arnold P. Kling, Esq.
                  444 E. 86th Street, Suite PHF
                  New York, New York 10028                 21,834,236(3)                16.7


                                                        Amount and Nature of
                  Name and Address                      Beneficial Ownership        Percentage of
Title of Class    of Beneficial Owner                    (Shares of Stock)             Class (1)
--------------    -------------------                    ----------------           -------------
Common            Margaret Elardi*                          7,000,000                    5.3

Common            Arnold P. Kling**
                  444 E. 86th Street, Suite PHF
                  New York, New York 10028                 21,834,236(4)                16.7

Common            Kirk M. Warshaw***
                  444 E. 86th Street, Suite PHF
                  New York, New York 10028                          0                      0

Common            All executive officers and
                  directors as a group (2 persons)         21,834,236(4)                16.7


*   5% or more beneficial owner
**  Director, Officer and 5% or more beneficial owner
*** Director and Officer
(1) Percentages are based upon 130,606,895 total outstanding shares of voting capital stock of the Company, which include 34,459,500 shares of common stock to be issued upon conversion of Series A Preferred Stock.
(2) Includes 27,567,600 shares of common stock to be issued upon conversion of Series A Preferred Stock.
(3) Includes 6,891,900 shares of common stock to be issued upon conversion of Series A Preferred Stock.
(4) Mr. Kling may be considered a beneficial owner of the shares to be owned of record by Moyo by virtue of his power to direct the voting and disposition of such shares.

Directors and Executive Officers Following the Change in Control

     The following is information regarding the individuals that are anticipated to serve as directors and executive officers of the Company following the change in control. None of the nominees has a family relationship with the other nominees, any existing director or any executive officer of the Company. To the best knowledge of the Company, none of the nominees, during the past five years has been (i) a general partner or executive officer of a business at a time when a bankruptcy petition was filed by or against such business, or within two years prior to that time; (ii) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
(iv) found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and such judgment has not been reversed, suspended, or vacated.


Nominee            Age    Information
------             ---    -----------

Arnold P. Kling    47     Mr. Kling will serve as a Director and Chief Executive Officer of the
                          Company.  Mr. Kling has been the President of Adelphia Holdings, LLC, a merchant-banking firm since 1999.  Prior to joining Adelphia Holdings, from
                          1995 to 1999, he was managing director and general counsel of GH Venture
                          Partners, LLC, a private equity and merchant banking boutique, and from 1993 to 1995 he was Executive Vice President and General Counsel of Buckeye
                          Communications, Inc., a Nasdaq listed licensing and entertainment/multimedia company.  From 1990 through 1993, Mr. Kling practiced corporate law as an associate and partner with Newman, Tannenbaum, Helpern, Syracuse &
                          Hirschtritt in New York.  Mr. Kling received a Bachelor of Science from New
                          York University in International Business in 1980 and a Juris Doctor from
                          Benjamin Cardozo School of Law


Nominee            Age    Information
------             ---    -----------

                          in 1983. Since January 2004, Mr. Kling has been the sole Director and Chief
                          Executive Officer of Twin Lakes, Inc, a publicly reporting, non-trading company.

Kirk M. Warshaw    47     Mr. Warshaw will serve as a Director, Chief Financial Officer and Secretary of the Company.  Mr. Warshaw is a financial professional who, since 1990, has provided clients in a multitude of different industries advice on accounting, corporate finance, and general business matters.  Prior to starting his own consulting firm, from 1983 to 1990, he held the various titles of Controller,
                          Chief Financial Officer, President, and Chief Executive Officer at three separate financial institutions in New Jersey.  From 1980 through 1983, Mr.
                          Warshaw was a Senior Accountant at the public accounting firm of Deloitte,
                          Haskins & Sells.  Mr. Warshaw is a 1980 graduate of Lehigh University and has been a CPA in New Jersey since 1982.  Mr. Warshaw is currently the Chief
                          Financial Officer of two publicly reporting companies, a Director of Empire
                          Financial Holding Company (AMEX:EFH), and a Director of two privately owned entities.


THE SALE OF STOCK OF 24STORE

The Company's Business

     The Company is a holding company owning 100% of the outstanding shares of 24STORE. 24STORE's current business operations are held in 24STORE Limited (previously known as Lapland U.K. Limited), a company registered in England in 1991, and a wholly-owned subsidiary of 24STORE, which supplies primarily business customers with computer and electronics products. 24STORE Limited sells a wide range of computing and related products, sourced from major computer manufacturers. 24STORE Limited generates business through an active telesales team, working on inquiries from the existing customer base, regular advertising in national computer magazines, and from the company's web site, www.24Store.com. In October 2002, 24STORE Limited formed a new business unit, 24Solutions, which offers primarily accounting based, business management software. Its services include the provision, customization, installation and training on software products from leading business software vendor, Sage.

InfiniCom's Business

     InfiniCom is an information technology and management consulting and solutions company. The operating activities of InfiniCom consist of three separate parts: IT consultancy operations that are mainly conducted in Sweden, Management Consultancy operations mainly conducted in Sweden and the rest of Europe, and trading operations focusing on laptops, mobile telephones and palm computers in the United Kingdom. In addition to its majority interest in the Company, InfiniCom owns Evolution & Co., a management consultancy firm specializing in business development and sales efficiency, and Server Group, an IT firm with expertise in transaction technology for project management and control assignments.

The Agreement for the Sale of Shares in 24STORE (Europe) Limited

     This section describes the material provisions of the Agreement, but does not purport to describe all of the material terms of the Agreement. The following summary is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit A and incorporated herein by reference. We urge you to read the full text of the Agreement because it is a legal document that governs the sale of 24STORE.

     o Parties. The parties involved in the proposed sale of 24STORE stock are the Company and InfiniCom. See the introductory portion of the Agreement. The contact information for the Company is as set forth at the top of this information statement. The contact information for InfiniCom is as follows: InfiniCom AB, Karlaplan 2, 114 60 Stockholm, Sweden, Telephone No. +46 8-555 165 27.

     o Assets to be Sold. The assets to be sold by the Company consist of 34,651,552 ordinary shares of 24STORE, GBP (pound)0.10 par value. See
          Section 3 of the Agreement.

     o Consideration. The consideration to be received by the Company consists of the sum of US$100,000, to be paid in cash by InfiniCom at closing. See Section 3 of the Agreement.

     o Intellectual Property Rights. The Company makes various representations and warranties to InfiniCom regarding its Intellectual Property Rights (as defined in the Agreement), including the effectiveness of the Intellectual Property Rights, its exclusive ownership of the Intellectual Property rights and certain disclosures regarding the Intellectual Property Rights. The Company disclaims all other representations and warranties, express or implied, with regard to the Intellectual Property Rights. See Section 5 of the Agreement.

Reasons for Engaging in the Transaction

     The Company's sale of its shares in 24STORE to InfiniCom will occur as a part of InfiniCom's sale of its shares of the Company to the Purchasers. The decision by the Company to sell its shares in 24STORE is based primarily on steadily declining net sales and gross profits of 24STORE, due in part to increased competition from large retailers moving into the market and continued reduction in the unit cost of a laptop computer. In addition, the products sold by 24STORE and the market served by 24STORE no longer coincide with the future business goals of the Company.

     The sale of 24STORE shares will result in the Company continuing its existence as a shell corporation with no subsidiaries. It is the Company's belief that the Purchasers intend to cause the Company to merge with or acquire an existing business, although the Company cannot give any assurance that such a secondary transaction will occur or that, if such a secondary transaction were to occur, such a transaction would enhance the Company's future operations and financial results.

Background of the Sale

     When the Company determined that it desired to sell its shares of 24STORE, it initially considered InfiniCom as a prospective purchaser due to InfiniCom's familiarity with 24STORE and its business operations. The Company felt that InfiniCom's knowledge regarding 24STORE would lead to an efficient and expeditious sale process. InfiniCom expressed that its interest in purchasing the 24STORE shares stemmed primarily from the appeal of integrating 24STORE with its existing European operations. Due to InfiniCom's relationship with the Company as its majority stockholder, the Company decided to obtain an independent valuation of 24STORE, as more fully described below in "THE SALE OF STOCK OF 24STORE--Opinions, Reports and Appraisals". The negotiations regarding the purchase and sale of 24STORE stock were conducted primarily by Roger Woodward, Chief Financial Officer and Secretary of the Company and Per-Anders Johansson, Chairman of InfiniCom. Roger Woodward has no affiliation with InfiniCom and Per-Anders Johansson has no affiliation with the Company, other than by virtue of InfiniCom's shareholdings in the Company.

Tax Consequences of the Sale

     The sale of its shares of 24STORE by the Company will be a taxable transaction for the Company, but not for our stockholders. The sale will result in a gain for the Company.

Regulatory Approvals

     Other than with respect to providing this information statement, the Company is not required to comply with any United States federal or state regulatory requirements or obtain any United States federal or state regulatory approvals in connection with the consummation of the sale of 24STORE stock.

Opinions, Reports and Appraisals

     In connection with the sale of 24STORE stock, 24STORE retained Tenon Group PLC, a company registered in England ("Tenon") to provide the Company with a valuation report regarding 24STORE and its subsidiaries, 24Store Limited, Mobile Planet Limited and Cyberia Limited, as at March 31, 2005. Tenon provides corporate consultancy services, which are performed by members of the Institute of Chartered Accountants in England and Wales. Tenon was selected by 24STORE based on its reputation as a well-respected firm, the locale of its offices and its competitive prices. For the past four years, an affiliate of Tenon, Tenon Audit Limited, a company registered to carry out audit work by the Institute of Chartered Accountants in England and Wales, has carried out statutory audit requirements and produced filed Statutory Accounts for 24STORE and its United Kingdom affiliates. In addition, another affiliate of Tenon prepares corporate tax returns to be filed by 24STORE and its affiliates in the United Kingdom. The annual fees charged by Tenon and its affiliates for services provided to 24STORE and its affiliates are as follows: approximately US$40,000 for audit services and approximately US$12,000 for corporate tax services. Tenon's fee for services rendered in connection with the preparation of the Report (as defined and described below) was approximately US$14,000.

     In April 2005, Tenon delivered a written valuation report (the "Report") to the Company. The Report was only one of many factors considered by the Company in its evaluation of the sale of 24STORE stock and should not be viewed as determinative of the position of the Company with respect to the sale or the consideration provided for in the sale. A detailed discussion of the additional factors considered by the Company in its evaluation of the sale may be found under "THE SALE OF STOCK OF 24STORE--Reasons for Engaging in the Transaction". The terms of the sale were based on negotiations between the Company and InfiniCom and were not based on any recommendations by Tenon.

     Following is a summary of the Report, which is qualified in its entirety by reference to the complete text of the Report, which is attached hereto as Exhibit B and incorporated herein by reference:

     Procedures Followed. Tenon undertook in the Report to determine the fair market value of 24STORE stock. Tenon defined market value as the price at which 24STORE stock might reasonably be sold in a sale between an independent buyer and seller, both equally well informed about 24STORE, the market in which it operates and its anticipated prospects. For purposes of its opinion, Tenon reviewed historical, structural, financial and market information and documentation provided by 24STORE. Although it is Tenon's standard practice to, in its valuation of a company, consider recent sales of comparable companies, in the case of 24STORE, Tenon did not perform such a comparison because no recent sales of comparable companies had taken place that would provide a meaningful means of comparison.

     Instructions and/or Limitations on Scope. There were no limitations placed on the scope of Tenon's investigation by the Company or 24STORE.

     Valuation Methodologies. Tenon utilized an asset basis methodology to determine the value of 24STORE stock. The asset basis methodology is typically used to value under-performing or loss-making businesses, or high asset based companies. Recent operating performance by the Company indicated to Tenon that the asset basis methodology would be most appropriate to use when deciding among the following methodologies, typically utilized in business valuations: 1) dividend basis (which was rejected because the Company does not make regular annual dividend payments); 2) earnings basis (which was rejected because the level of profits generated by the Company compared to the level of assets currently owned by the Company would not produce an appropriate valuation); and
3) asset basis. Using the asset basis methodology, a company is valued by deducting liabilities from assets and taking into account any goodwill attaching.

     Conclusions. Tenon concluded that an appropriate value for 24STORE and its subsidiaries at March 31, 2005 to be approximately zero.

Past Contacts, Transactions or Negotiations

     The Company and InfiniCom have not had any negotiations, transactions or material contacts during the past two (2) years, except with respect to the transactions described herein and those arising in the ordinary course as a result of InfiniCom's position as majority stockholder of the Company.
As the majority stockholder, InfiniCom is able to exercise control over matters requiring stockholder approval, including the election of directors.

Interest of Certain Persons in the Transaction

     Urban von Euler is a director and Chief Executive Officer of the Company and was formerly Chief Executive Officer of InfiniCom. Larsake Sandin is a director of the Company and was formerly a director and Chief Executive Officer of InfiniCom. Urban von Euler and Larsake Sandin are no longer affiliated with InfiniCom.

     None of the executive officers or directors of the Company is affiliated with Moyo or R&R.

FINANCIAL DATA

Selected Financial Data of the Company


                                                       Year Ended December 31,

                            2004                2003               2002                2001               2000

Revenue                       -                  -                   -                  -                   -

Loss from                 (129,430)           (95,434)           (592,186)          (132,544)           (447,478)
Continuing
Operations

Loss from                 (356,968)            20,098            (235,093)         (1,690,427)         (1,375,684)
Discontinued
Operations

Loss per Common            (0.00)              (0.00)             (0.01)              (0.00)             (0.01)
Share, Continuing
Operations, Basic
and Diluted

Loss per Common            (0.00)              (0.00)             (0.00)              (0.02)             (0.02)
Share, Discontinued
Operations, Basic
and Diluted

Total Assets               985,554           3,979,477           3,978,041          5,327,740          10,456,258

Long-Term Debt             149,976             89,976             212,414            780,632             381,396

     For a discussion of factors affecting the comparability of the information reflected in the foregoing selected financial data, please see Items 6 and 7 of the Company's 10-K Annual Report for the fiscal year ended December 31, 2004.

Financial Statements of 24STORE

     Attached to this information statement as Exhibit C and incorporated herein by reference are unaudited financial statements of 24STORE for the years ended December 31, 2003 and December 31, 2004, and the three months ended March 31, 2005.

CAUTION AGAINST FORWARD-LOOKING STATEMENTS

     This information statement contains certain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the risk that we may incur additional liabilities and that our expenses may be higher than estimated. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

     Statements contained in this information statement, or in any document incorporated in this Information Statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

     The SEC allows the Company to "incorporate by reference" into this information statement documents it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this information statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for stockholder communications such as this information statement with respect to two (2) or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. The Company may deliver a single information statement to multiple stockholders sharing an address unless the Company has received contrary instructions from the affected stockholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of this information statement to a stockholder at a shared address to which a single copy of this information statement was delivered. Any such request should be directed to Mr. Roger Woodward at 24Holdings Inc., Cyberia House, Church Street, Basingstoke, Hampshire RG21 7QN, United Kingdom, telephone number: +44 1256 867
800. If, at any time, you decide you wish to receive a separate copy of all future stockholder communications, or if you are receiving multiple copies of such stockholder communications and wish to receive only one, please notify us of your request at the foregoing address or telephone number.

                                                                       EXHIBIT A
                                                                       ---------

                                DATED 26 MAY 2005










                                 24 HOLDINGS INC


                                     - and -


                                  INFINICOM AB





                 -----------------------------------------------

                        AGREEMENT FOR THE SALE OF SHARES
                          IN 24 STORE (EUROPE) LIMITED

                 -----------------------------------------------

THIS AGREEMENT is made the 26th Day of May, 2005

BETWEEN:

     (1) 24 Holdings Inc a company registered in Delaware whose registered office is at c/o Cyberia House Church Street Basingstoke Hampshire RG21 7QN ("the Seller")

     (2) Infinicom AB whose registered office is at Karlaplan 2, 114 60 Stockholm Sweden ("the Buyer")


NOW IT IS AGREED as follows:

     1.   Definitions

     1.1  In this Agreement:

     "the Act"                     means the UK Companies Act 1985.

     "Completion Date"             means the performance by the parties of their
                                   obligations contained in clauses 3 and 4 of this Agreement

     "Consideration"               means the sum of one hundred thousand US
                                   dollars (USD 100,000).

     "Consideration Shares"        means the 34,651,552 ordinary shares of GBP
                                   (pound)0.10 pence each in the Company.

     "the Company"                 means 24 Store (Europe) Limited whose
                                   registered office is at Cyberia House Church
                                   Street Basingstoke Hampshire whose details are set out in Schedule 1 hereto to include its subsidiaries.


     1.2 In this Agreement, unless the context otherwise requires, a reference to:

          1.2.1 a Clause or Schedule is a reference to a clause of and schedule to this Agreement;

          1.2.2 a document "in the agreed form" is a reference to a document in the form approved by the parties to this Agreement;

          1.2.3 "costs" includes a reference to costs, charges and expenses of every description;

          1.2.4 a "person" includes a reference to an individual, partnership, unincorporated association or body corporate wherever situate;

          1.2.5 a "subsidiary", "holding company" and "body corporate" has the respective meaning set out in sections 736 and 740 of the Act;

          1.2.6 a "company" has the meaning set out in sections 735 of the Act;

          1.2.7 words, expressions or abbreviations detailed in the Schedules shall have the same meaning in this Agreement except where otherwise provided.

     1.3 The Schedules form part of this Agreement and shall be interpreted and construed as though they were set out in this Agreement.

     1.4 The headings to Clauses, Schedules and paragraphs of the Schedules are for convenience only and shall not affect the interpretation or construction of this Agreement.

                                                                             2/6

     2.   Recitals

     2.1 The Seller is the holder of the entire issued share capital in the Company.

     2.2 The Seller wishes to sell to the Buyer the entire issued share capital in the Company.


     3.   Transfer of Shares and Sale and Purchase

     3.1 Subject as hereinafter provided the Seller shall sell as beneficial owner free from all options liens charges equities and encumbrances and with all rights now or hereinafter attaching thereto the Consideration Shares to the Buyer.

     3.2 The Seller and the Buyer hereby agrees to waive all pre-emption rights in the Articles of Association of or relating to the Consideration Shares so that the Consideration Shares may be transferred to the Seller free from all such rights (if any).

     3.3 The purchase price for the Consideration Shares shall be the Consideration (USD 100,000).


     4.   Completion

     4.1 Completion of the share transfer shall take place at the office of Phillips Solicitors, Town Gate, 38 London Street, Basingstoke, Hampshire RG21 7NY on the Completion Date or such other place as may be agreed and upon completion the matters referred to at clause 4.2 below will be dealt with.

     4.2  On Completion:

          4.2.1 A board meeting of the Seller and the Buyer shall be held at which business will be transacted and resolutions passed as set out in the Board Minutes specifically the transfer of the Consideration Shares shall be approved (subject to stamping).
          4.2.2 The Seller will deliver to the Buyer duly executed transfers of the Consideration Shares together with the share certificates for the Consideration Shares and other company documents required to complete the transfer.
          4.2.3 The Buyer shall procure that within the time limits prescribed by statute all necessary documents and forms which as a consequence of this transaction require filing with the Registrar of Companies shall be so filed.
          4.2.4 The Consideration shall be transferred from the Buyer to the Seller in cleared funds.


     5.   Intellectual Property Rights

     5.1 The Seller represents and warrants that all patents, trade marks, registered designs, design rights, internet domain names, applications for any of the foregoing, copyrights, trade or business names, inventions, processes, know-how and other industrial property rights purported to be used or required by the Company ('Intellectual Property Rights') are in full force and effect and are vested in and beneficially owned by the Company or the Seller and free from incumbrances.

     5.2 The Seller has disclosed to the Buyer in writing prior to the date of this Agreement details of all Intellectual Property Rights in respect of which the Company and Seller has been registered as proprietor or in respect of which application has been made. None of the Intellectual Property Rights is being claimed, opposed or attacked by any other person.

     5.3 No licences or registered user or other rights have been granted or agreed to be granted to any third party in respect of the Intellectual Property Rights.

     5.4 Except as stated in this Agreement, the Seller disclaims all other representation and warranties, express or implied, with regard to the Intellectual Property Rights.

                                                                             3/6

     6.   General

     6.1 The Seller and the Buyer shall procure that such resolutions of their respective boards of directors shall be passed and shall make or do or procure to be made or done such other deeds acts or things as may be necessary or appropriate to implement the terms of this Agreement.

     6.2 This Agreement and its contents shall be confidential to the parties and subject as set out below shall not be disclosed to third parties by either party without the express written consent of the other party. The provisions of this clause shall not apply to information that:

          (i) is in or enters the public domain without breach of this Agreement
          (ii) is lawfully obtained by the receiving party from another source without breach of confidentiality obligation
          (iii) is independently developed without use of or reference to any confidential information or
          (iv) was already in the possession of the receiving party as demonstrated by that party's contemporaneous records.

          The obligations of this clause 6.2 shall not apply to the extent that any disclosure is required by law or by order of government, court or other body of competent jurisdiction.

     6.3 Any notice or other communication pursuant to, or in connection with, this Agreement shall be in writing and delivered personally, or sent by first class pre-paid recorded delivery post (air mail if overseas) to the party due to receive such notice at its registered office from time to time if a company and at the personal address of the Seller

     6.4 This Agreement constitutes the entire and only agreement and understanding between the parties in relation to its subject matter and replaces and extinguishes all prior agreements, undertakings, arrangements or written statements with respect to such subject matter.

     6.5 If any provision of this Agreement is held to be unenforceable or illegal, in whole or in part, such provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall remain

     6.6 This Agreement shall be governed by and construed in accordance with the laws of England. The parties hereby submit to the non-exclusive jurisdiction of the High Court of England in relation to any dispute or claim arising out of or in connection with this Agreement. The parties hereby agree that any legal proceedings may be served on them by delivering a copy thereof to them at their respective addresses set out in this Agreement.


                                    * * * * *

                                                                             4/6

EXECUTED as a Deed by                   )
24 HOLDINGS INC                         )
                                        )
in the presence of:                     )
                                        /s/ Roger Woodward
                                        -----------------------------
Director
                                        Roger Woodward
Director/Secretary
                                        CFO/Secretary

EXECUTED as a Deed by
INFINICOM AB

in the presence of:
                                        /s/ Per-Anders Johansson
                                        -----------------------------

                                        Per-Anders Johansson
Director
                                        Chairman
Director/Secretary

                                                                             5/6

                                 FIRST SCHEDULE


                            24 STORE (EUROPE) LIMITED

1.   Registered number:                 03605559

2.   Registered office:                 Cyberia House Church Street Basingstoke
                                        Hampshire RG21 7QN

3.   Date and place of incorporation:   28 July 1998 England and Wales

4.   Authorised share capital:          (pound)4,000,000 shares of (pound)0.10
                                        pence each

5.   Issued share capital:              34651552 shares of (pound)0.10 pence
                                        each

6.   Directors:


              Name                                     Address

     Roger Woodward                          Zenor Cherry Tree Ealk  Rowledge
                                             Farnham  Surrey GU10 4AD


     Larsake Kennet Sandin                   Frensham Court  Summerfield Lane
                                             Frensham  Farnham  Surrey  GU10 3AN

     Urban Von Euler                         Valkallavagen 108 Stockholm
                                             S-111 41 Sweden

7.   Secretary:

              Name                                     Address

     Roger Woodward                          Zenor Cherry Tree Ealk  Rowledge
                                             Farnham  Surrey GU10 4AD

8.   Accounting reference date:         31 December

9.   Auditors:

              Name                                     Address

     Blueprint Audit Limited                 Clifton House
                                             Bunnian Place
                                             Basingstoke
                                             Hampshire
                                             RG21 7JE

                                                                             6/6

                                                                       EXHIBIT B
                                                                       ---------

                                                                VALUATION REPORT

                                                    For 24Store (Europe) Limited




                                                                      April 2005

                                                                VALUATION REPORT
                                                    for 24Store (Europe) Limited


Contents                                                                    Page

1    Introduction
     1.1  Purpose of valuation                                                3
     1.2  Work undertaken and restrictions on use of report                   3
     1.3  Basis of valuation                                                  3
     1.4  Principles of valuation and valuation methodologies                 4
     1.5  Appropriate valuation method                                        4
     1.6  Cash flow basis                                                     5

2    Company Background
     2.1  Introduction                                                        6
     2.2  Capital structure                                                   7


3    Financial Analysis
     3.1  Trading history                                                     8
     3.2  Net assets                                                          9
     3.3  Financial position, projections and revised net assets              9


4    Conclusion
     4.1  Valuation of 24 Stores (Europe) Limited                            11


--------------------------------------------------------------------------------
Tenon                                2                                April 2005

                                                                VALUATION REPORT
                                                    for 24Store (Europe) Limited


1.   Introduction

     We have been instructed to provide 24Store (Europe) Limited ("the Company") with a valuation of the company and its subsidiaries - 24Store Limited, Mobile Planet Limited and Cyberia Limited, as at 31 March 2005.

1.1. Purpose of valuation

     We understand that the valuation is required for the purpose of disposing of 24Store (Europe) Limited to Infinicom AB, the Company's ultimate parent company.

1.2. Work undertaken and restrictions on use of report

     This valuation constitutes our opinion of value according to the information, documentation and explanations made available to us, referred to or detailed in this report, and whilst our valuation is one which we consider to be both reasonable and defensible, we point out that others may place a different value on the Subsidiaries. During our work we have liaised with the Company Secretary and Finance Director, Roger Woodward.

     The valuation procedures performed by us do not constitute an audit examination in accordance with generally accepted auditing standards and accordingly we do not express an opinion upon the financial information contained within this report, either in part or as a whole. We have not independently verified information provided to us for the purposes of this valuation.

     This report is intended for your sole and private use. No responsibility to any third party is accepted. This report should not be disclosed to any third party without prior written consent of Tenon Limited.

1.3. Basis of valuation

     We have considered the fair market value of shares in the company. For this purpose we define market value as the price which shares might reasonably be expected to fetch in money or monies worth in a sale between a willing buyer and willing seller, each of whom is deemed to be acting for self interest and gain and both of whom are equally well informed about the company, the market in which it operates and its anticipated prospects.

     Within our valuation we have assumed that the company will continue to operate as a going concern under its present management and that there are no current plans to float on a public exchange or otherwise change the status of the company.

--------------------------------------------------------------------------------
Tenon                                3                                April 2005

                                                                VALUATION REPORT
                                                    for 24Store (Europe) Limited


1.4. Principles of valuation and valuation methodologies

     The valuation of a trading enterprise is generally regarded as relating to the future expectations of a potential purchaser and is based on or directly related to the return, which can be expected from the investment. This may take the form of:

     O    Future cash flows by way of dividends or remuneration

     O    Future realisable value from marketing the investment

     O    Future realisable value on liquidation

     The methodologies, which can generally be used to value a shareholding in an unquoted company are as follows:

     O The dividend basis valuation, whereby the value of the company is calculated as the present value of the future cash flows associated with the ownership of the shares.

     O The earnings basis valuation, whereby the value is a function of the company's earnings and an appropriate multiple thereof.

     O The assets valuation whereby assets less liabilities and any goodwill attaching determine the value of the company.


1.5. Appropriate valuation method

     Dividend basis

     The dividend basis of valuation is considered appropriate for minority holdings where there is a constant dividend policy. The Company has no history of constant annual dividend payments, which makes this methodology inappropriate.

     Earnings basis

     The earnings basis of valuation is appropriate when valuing profitable companies. The subsidiary, 24Store Limited, has a history of profit generation up to December 2003. However, the level of profits generated up to December 2003 and the trading losses made by 24Store Limited in 2004 and the first quarter of 2005 combined with recent multiples achieved by unquoted companies would suggest that this methodology will not produce an appropriate valuation compared to the level of assets currently owned by the company. The subsidiary, Mobile Planet, ceased trading in March 2003 and has incurred losses in the last two financial years. Cyberia Limited has never traded as it has merely been a vehicle to provide property services for the property occupied by the Company.

--------------------------------------------------------------------------------
Tenon                                4                                April 2005

                                                                VALUATION REPORT
                                                    for 24Store (Europe) Limited


     Asset basis

     The asset basis of valuation is usually appropriate when valuing under-performing or loss making businesses. This methodology can also be appropriate when valuing high asset based companies such as insurance companies. Recent trading performance by the Company would indicate that this methodology is the most appropriate in this case.

     Appropriate methodology for 24Store (Europe) Limited

     As discussed above we believe that the most appropriate methodology to use for valuing the Company is the asset basis.

1.6. Cash Flow Basis

     The cash flows of a business are different from its accounting profits, mainly due to depreciation and capital expenditure. Several methods can be used in appraising a business including accounting rates of return, payback periods and discounted cash flow. Only discounted cash flow gives proper recognition to the time value of money.

     The above methods are more suited to mutually exclusive investment decisions than to ongoing business valuations and we have, therefore, ignored this method in the case of the Company.

--------------------------------------------------------------------------------
Tenon                                5                                April 2005

                                                                VALUATION REPORT
                                                    for 24Store (Europe) Limited


2.   COMPANY BACKGROUND

2.1  Introduction

     The Company - 24Store Europe Limited is the parent company of three wholly owned subsidiaries - 24Store Limited, Mobile Planet Limited and Cyberia Limited. The Company itself does not trade.

     24Store Limited began trading as Lapland (UK) Limited selling computer hardware, via mail order, to customers ranging from small businesses to large corporations. Infincom AB, whose strategy was to create a European wide computer hardware sales company based on the Internet, acquired the company five years ago. A group structure was established, which is detailed below, with the intention of floating the group.

     Mobile Planet was established to sell computer hardware to distributors rather than end users. The trade of this company was absorbed into 24Store in March 2003 and the company ceased trading.

     Cyberia Limited was, until the property it owned from which 24Store operated was sold in 2004, a property services company. The company has now ceased trading.

     In recent years 24Store has experienced increased competition from hardware manufacturers, who have started to deal direct with the large corporations, and retail stores such as PC World, who have specifically targeted the computer hardware needs of small businesses.

     In order to compensate for its reducing target market 24Store expanded into software solutions and is now an authorised reseller for Sage Line 100 software. The company also offers clients installation and training for the software.

     The three principals areas of activity at 31 March 2005 for the Company are:

          o    The provision of computer hardware by mail order

          o    Software solutions with some hardware element (Sage)

          o    Web sales

     Sales of Computer hardware have slowed for the reasons given above but still contribute around (pound)10k a month.

     Software solutions activity is currently on a breakeven contribution.

     Web sales are not producing a positive contribution at present .

     The Company has a fixed cost base of (pound)5k a month.

     The finance director has not finalised the 2005 forecast but stated that the Company had lost (pound)70k in the first quarter of the year.

     Management's strategy is to focus specifically on expanding the software solutions business in order to compensate for the reducing sales from computer hardware.

--------------------------------------------------------------------------------
Tenon                                6                                April 2005

                                                                VALUATION REPORT
                                                    for 24Store (Europe) Limited


2.2  Company Structure

     The diagram below depicts the ownership of 24Store (Europe) Limited as at 31 December 2004.

                                --------------------      ------------------
                                | Ultimate Parent  |      |   Minority     |
                                |     Company      |      |  Shareholders  |
                                |   Infincom AB    |      |                |
                                --------------------      -----------------
                                        95%                       5%

                               ---------------------
                               | 24 Holdings Inc.  |
                               |                   |
                               ---------------------
                                        100%

                               --------------------
                               | 24Store (Europe)  |
                               |     Limited       |
                               --------------------
               100%                     100%                     100%

        -----------------      ---------------------      -------------------
        | Mobile Planet |      |   24Store Limited |      | Cyberia Limited  |
        |   Limited     |      |                   |      |                  |
        -----------------      ---------------------      -------------------


     The Company (24Store Europe Limited) has an Authorised Share Capital of 40,000,000 ordinary shares of 10p each.

     Allocated, called up and paid at 31December 2004 were 34,651,550 ordinary shares of 10p each giving a share capital of (pound)3,465,155.

--------------------------------------------------------------------------------
Tenon                                7                                April 2005

                                                                VALUATION REPORT
                                                    for 24Store (Europe) Limited


3.   FINANCIAL ANALYSIS

3.1  Trading History

                    Audited       Audited      Audited      Audited        Draft
                       2000          2001         2002         2003         2004
                (pound)'000   (pound)'000  (pound)'000  (pound)'000  (pound)'000

24STORE (Europe) LIMITED and Subsidiary Companies

Turnover             18,111        15,275       12,412        8,836        4,401
                     ======        ======       ======       ======       ======

Gross Profit          1,956         1,644        1,298        1,205          644
                     ======        ======       ======       ======       ======
                      10.8%         10.8%        10.5%        13.6%        14.6%

Net (Loss)/Profit
  Before Tax           (850)       (1,171)        (414)           5         (243)

Taxation                 36             -            -           (4)           -
                     ------        ------       ------       ------       ------
Retained Profit        (814)        (1171)        (414)           1         (243)
                     ======        ======       ======       ======       ======

Fixed Assets           2452          1134          850          827           36

Net Current Assets      (79)           14         (170)        (201)         280

Long term liabilities  (228)         (176)        (123)         (68)           0

Net Assets             2145           972          557          558          316
                     ======        ======       ======       ======       ======

     Mike Neame, who was a director and one of the original founders of the company left in February 2004. Mike Neame was not replaced and as a result the company reduced its monthly overhead by approximately (pound)10k per month. This did not however prevent a substantial loss being made during 2004 of (pound)243k on a much reduced turnover of only (pound)4,401k. The original forecasted turnover for this year was in excess of (pound)8million.

     We were informed that turnover for the year ending 31 December 2005 was now expected to be in the region of (pound)3 million.

     Furthermore we understand that the company has incurred losses to 31 March 2005 of approximately (pound)70k. These losses are in line with management expectation for the same period and according to Roger Woodward, management is hopeful of breaking even in the year ending 31 December 2005.

--------------------------------------------------------------------------------
Tenon                                8                                April 2005

                                                                VALUATION REPORT
                                                    for 24Store (Europe) Limited


     The Company is going through a substantial change in its focus to try to offer more solutions based product which would return higher margins. This is a slow process however and we suggest that there is considerable doubt on the Company's ability to return break even for 2005 after its loss in the first three months . We recognise the 4th Quarter as being the largest opportunity historically for the mail order activity but this is not necessarily the case for the solution provision activity.


3.2  Net Assets

     As mentioned above the net asset basis of valuation is the most appropriate methodology to use in the case of the Company.

     The results of the company in recent years confirms that an earnings based Valuation will produce a negative value.

3.3  24Store (Europe) Limited

     The company's balance sheet indicates that it has minimal fixed assets ((pound)36k). We have not undertaken a fair value review of the company's fixed assets, however, Roger Woodward believes that their recoverable value would be in line with their net book value.

     Included in current assets at 31 December 2004 is an amount totalling (pound)346k due from 24 Holdings Inc. This balance was created when 24Store Limited financially supported 24 Holdings Inc.

     In early 2004 freehold property held by another group company, Cyberia (UK) Limited, was sold. The cash generated by this sale has been used to settle some of the inter company balances due to 24Store.

     We understand that 24 Holdings Inc is a non-trading company and as a result the recoverability of the inter company balance is unlikely. As 24 Holdings Inc owns 100% of the Company we would expect that this balance be written off prior to any disposal of the company. We have therefore, excluded this asset from our assessment of value.

     Similarly there is a balance at 31 December 2004 of (pound)85k owed by the Company to its immediate parent and we would again expect this liability to be waived prior to any disposal of the company to its ultimate parent .

     It is understood that both these amounts will be waived at completion of the transaction. We were informed of this by Roger Woodward.

--------------------------------------------------------------------------------
Tenon                                9                                April 2005

                                                                VALUATION REPORT
                                                    for 24Store (Europe) Limited


     The table below depicts our revised net asset position of the Company as at 31 December 2004:

     Revised Net Asset Position                             31 Dec 2004
                                                            (pound)'000

     Net assets per Statutory Accounts                           316

     Net irrecoverable debt from 24 Holdings Inc.               (260)
     -------------------------------------------------------------------
     Revised Net Assets                                           56
     ===================================================================

     With the knowledge that in the first quarter of 2005 the Company has made a loss of approximately (pound)70k, as at the 31 March 2005 the Company has reached a position of having a net liability position on its Balance Sheet.

     This raises questions in relation to the business as a going concern and we obviously need to point out to the Directors this situation.

     It does not however alter the position in relation to providing a valuation and normally we would expect to ascribe a goodwill value to the business which has an established customer base and has positive contribution on certain of its activities.

     The amount of goodwill receivable on the sale of the Company will be dependant on the purchaser. The increased competition and reducing turnover that the company is currently experiencing combined with limited short to medium term improvement indicates that goodwill attached to the Company at 31 March 2005 is likely to be minimal.

     We should also state that at 31 December 2004, the current assets were primarily made up of stock and debtors (after eliminating the inter-company debt) and on a realisation, full book value would have to be achieved for these assets. We would not expect this to be achievable and therefore would be concerned as to the ability for the Company to pay in full its external creditors.

     Roger Woodward indicated that it was his belief that the book value and realisable value of stock were the same.

     We believe that at 31 March 2005 there would be no positive value for goodwill attributed to the valuation.

--------------------------------------------------------------------------------
Tenon                                10                               April 2005

                                                                VALUATION REPORT
                                                    for 24Store (Europe) Limited


4.   CONCLUSION


4.1  24Store (Europe) Limited

     Based on our revised net asset position for the Company, as detailed in section 3.2 above, combined with consideration being given for a valuation of goodwill, we consider an appropriate value for the Company at 31 March 2005 to be in the region of (pound)nil.

     The above value assumes that any cash balances remain in the business and the amounts due to and from 24Holdings Inc. are written off.

--------------------------------------------------------------------------------
Tenon                                11                               April 2005

                                                                       EXHIBIT C
                                                                       ---------

                 24STORE (EUROPE) LIMITED & SUBSIDIARY COMPANIES
         CONSOLIDATED BALANCE SHEET FOR THE YEAR ENDED 31 DECEMBER 2003

                                                               December 31, 2003
                                                               -----------------
                                                                   (Unaudited)

ASSETS

Current Assets

Cash and cash equivalents                                        $    134,558
Accounts receivable                                                 2,158,883
Inventories                                                           161,697
Prepaid and other current assets                                       34,711

Total current assets                                                2,489,848

Loans receivable, related party                                       451,302

Property and equipment                                              1,476,345
Investments                                                                 -

Goodwill                                                                    -

                                                            -------------------
                                                                    4,417,495

LIABILITIES AND SHAREHOLDERS EQUITY

Current Liabilities

Accounts payable and accrued expenses                               1,780,607
Credit facility                                                     1,044,285
Accrued expenses and other current liabilities                        408,084
Income taxes payable ( incd VAT )                                           4
Short term loans related party                                              -
Current maturities payable bank                                       113,523

                                                            -------------------
Total Current Liabilities                                           3,346,503

Long term loans related parties                                             -

Long term loans bank                                                  121,214

Deffered tax liability                                                      -

Shareholders equity

Common stock                                                        3,925,409
Share Premium                                                       5,888,110

Accumulated deficit                                                (8,638,587)
Accumulated other comprehensive loss                                 (225,154)


Total Shareholders equity                                             949,778
                                                            -------------------
                                                                 $  4,417,495
                                                            ===================


Authorised Share Capital 40,000,000 ordinary shares

                 24STORE (EUROPE) LIMITED & SUBSIDIARY COMPANIES
    CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED 31 DECEMBER 2003

                                                           Twelve months ended
                                                            December 31, 2003
                                                            --------------------
                                                                 (Unaudited)

Revenues                                                     $    14,562,402

Cost of Revenue                                                   12,574,203

Gross Profit                                                       1,988,199

Operating Expenses
Distribution cost                                                    224,535
General and administrative expenses                                1,603,005
Depreciation                                                          80,837
Goodwill Amortization                                                      -
Impairment loss on investment                                              -
                                                         ----------------------
                                                                   1,908,376

Income (loss) from operations                                         79,823

Interest income                                                       (3,144)
Interest expenses                                                     65,269
                                                         ----------------------
                                                                      62,125

Income (loss) before income taxes                                     17,698

Income  taxes                                                              -
                                                         ----------------------
Net income (loss)                                                     17,698
                                                         ======================
Net income (loss) per share

Weighted average number of shares outstanding

                                                                     242,852

                 24STORE (EUROPE) LIMITED & SUBSIDIARY COMPANIES
          STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED 31 DECEMBER 2003

                                                           Twelve months ended
                                                            December 31, 2003
                                                            --------------------
                                                                 (Unaudited)

Cash flows provided by (used for) operating activities:
Net income (loss)                                                 $   17,698

Adjustments to reconcile net income (loss) to net
cash provided by (used for) operating activities:
Depreciation                                                          76,067
Amortization of goodwill
Loss on impairment of assets
Expense incurred in exchange for note payable
Foreign currency translation                                          72,769
Other
Provision for bad debts

Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable                                                 (550,734)
Loans receivable, related party within Group                         (34,141)
Loans receivable, related party
Inventories                                                          178,969
Prepaid and other current assets                                      20,744

Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts payable and accrued expenses                               (393,120)
Loans receivable, related party                                      (69,988)
Income taxes payable                                                    (137)
Deferred taxes                                                             -
                                                                  --------------
Net cash provided by (used for) operating activities                (681,873)
                                                                  --------------

Cash flows provided by (used for) investing activities:           --------------
Acquisition of property and equipment                                (44,347)
Investments
Due to/from related parties
Group distributions

Net cash provided by (used for) investing activities                 (44,347)

Cash flows provided by (used for) financing activities:
Proceeds from issuance of stock
Proceeds from sale of subsidiary                                           -
Payments on credit facilities                                         71,435
Payments on long term debt , related parties                          89,976
Payments on long term debt , bank                                   (100,436)
                                                                  --------------
Net cash provided by (used for) financing activities                  60,975
                                                                  --------------


Net increase (decrease) in cash                                     (665,245)

Cash, beginning of year                                              799,803
Cash, end of period                                                  134,558
                                                                  --------------
                                                                  $ (665,245)
                                                                  --------------

                 24STORE (EUROPE) LIMITED & SUBSIDIARY COMPANIES
        NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2003

(1)      Description of Business:

         Interim Financial Statements:

         The accompanying financial statements include all adjustments (consisting of only normal recurring accruals), which are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year.

         General:

         24Store(Europe) Ltd is a wholly owned subsidiary of 24Holdings Inc. 24Store(Europe) Ltd is located in the United Kingdom, which is in the business of selling computer hardware and accounting system software mainly in the UK.

         Basis of Presentation:

         The Company's financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company made an operating gain of $17,698 for twelve months ended December 31, 2003 and of incurred net losses of $659,902 during the twelve months ended December 31. 2004 These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

(2)      Principles of Consolidation:

         The accompanying consolidated statements include the accounts of 24Store(Europe) Ltd. and subsidiaries. All significant intercompany transactions and accounts have been eliminated.

         The financial statements of subsidiaries outside the United States are generally measured using the local currency as the functional currency. Accordingly, assets and liabilities are translated at year-end exchange rates, and operating statement items are translated at average exchange rates prevailing during the year. The resulting translation adjustments are recorded as other comprehensive income. Exchange adjustments resulting from foreign currency transactions are included in the determination of net income (loss)

(3)      Change of Ownership:

         24Store(Europe) Ltd is a wholly owned subsidiary of 24Holdings Inc. The management of 24Holdings Inc. plans to sell the shares in 24Store(Europe) Ltd to Infinicom AB, a publicly listed company on the SBI market in Sweden, and their ultimate parent company.

                 24STORE (EUROPE) LIMITED & SUBSIDIARY COMPANIES
         CONSOLIDATED BALANCE SHEET FOR THE YEAR ENDED 31 DECEMBER 2004

                                                December 31, 2004         December 31, 2004
                                               --------------------     --------------------
                                                   (unaudited)               (unaudited)
ASSETS
Current Assets
Cash and cash equivalents                       $       94,104                 13,283
Accounts receivable                                    503,140                      -
Inventories                                            289,067                      -
Prepaid and other current assets                        29,909                      -

Total current assets                                   916,220                 13,283

Loans receivable, related party                        499,111                      -

Property and equipment                                  32,482              1,476,345
Investments                                                  -


Long term assets held for sale                               -                      -

Goodwill                                                     -                      -

                                            -------------------     -------------------
                                                     1,447,813              1,489,628
LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities
Accounts payable and accrued expenses                  893,368                  (9,835)
Credit facility                                              -                      -
Income taxes payable ( incd VAT )                            -                      -
Current maturities payable bank                              -                      -
                                                                            3,346,500
                                            -------------------     -------------------
Total Current Liabilities                              893,368              3,336,665

Long term loans related parties                              -                 89,976

Long term loans bank Discontinued                            -                121,214

Deffered tax liability                                       -                 86,800

Shareholders equity
Common stock                                         3,925,409                 36,742
Share Premium                                        5,888,110             10,362,233

Accumulated deficit                                 (9,082,355)            (9,943,420)
Accumulated other comprehensive loss                  (176,719)
                                            -------------------     -------------------
Total Shareholders equity                              554,445                455,555

                                                     1,447,813              4,090,210

                                                $            -             (2,600,582)
                                            ===================     ===================


                 24STORE (EUROPE) LIMITED & SUBSIDIARY COMPANIES
    CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED 31 DECEMBER 2004

                                                                 Twelve months ended    Twelve months ended
                                                                  December 31, 2004      December 31, 2003
                                                                 -------------------    -------------------
                                                                     (unaudited)             (unaudited)
Revenues                                                            $     7,889,746                      -

Cost of Revenue                                                           6,840,892                      -

Gross Profit                                                              1,048,854                      -

Operating Expenses
Distribution cost                                                           110,021                      -
General and administrative expenses                                       1,402,077                 95,404
Building Sale                                                               (93,448)
Depreciation                                                                 63,589                      -
Goodwill Amortization                                                             -                      -
Impairment loss on investment                                                     -                      -
                                                           ------------------------ -------------------------
                                                                          1,482,238                 95,404

Income (loss) from operations                                              (433,385)               (95,404)

Interest income                                                              (7,718)                    (3)
Interest expenses                                                            18,102                     33
                                                           ------------------------ -------------------------
                                                                             10,384                     30

Income (loss) before income taxes                                          (443,768)                (95,434)

Income  taxes                                                                     -                      -

Net income (loss)                                                   $      (443,768)                (95,434)
                                                           ======================== =========================

Net income (loss) per share

Weighted average number of shares outstanding


                 24STORE (EUROPE) LIMITED & SUBSIDIARY COMPANIES
          STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED 31 DECEMBER 2004

                                                            Twelve months ended
                                                             December 31, 2004
                                                            -------------------
                                                                (unaudited

Cash flows provided by (used for) operating activities:
Net income (loss)                                                $  (443,768)

Adjustments to reconcile net income (loss) to net cash
provided by (used for) operating activities:
Depreciation                                                          63,590
Amortization of goodwill
Loss on impairment of assets
Expense incurred in exchange for note payable
Foreign currency translation                                          37,449
Other
Provision for bad debts

Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable                                                1,752,456
Loans receivable, related party within Group                         (47,809)
Loans receivable, related party
Inventories                                                         (111,508)
Prepaid and other current assets                                       7,105

Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts payable and accrued expenses                             (1,406,646)
Loans receivable, related party
Income taxes payable                                                       -
Deferred taxes                                                             -

Net cash provided by (used for) operating activities                (149,132)

Cash flows provided by (used for) investing activities:
Acquisition of property and equipment                              1,434,778
Investments
Due to/from related parties
Group distributions

Net cash provided by (used for) investing activities               1,434,778

Cash flows provided by (used for) financing activities:
Proceeds from issuance of stock
Proceeds from sale of subsidiary
Payments on credit facilities                                     (1,082,723)
Payments on long term debt , related parties
Payments on long term debt , bank                                   (243,377)
                                                            -----------------
Net cash provided by (used for) financing activities              (1,326,101)
                                                            -----------------


Net increase (decrease) in cash                                      (40,454)

Cash, beginning of year                                              134,558
Cash, end of period                                                   94,104
                                                            ------------------
                                                                 $   (40,454)
                                                            ==================

                24STORE (EUROPE) LIMITED & SUBSIDIARY COMPANIES
        NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2004

(1)      Description of Business:

         Interim Financial Statements:

         The accompanying financial statements include all adjustments (consisting of only normal recurring accruals), which are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year.

         General:

         24Store(Europe) Ltd is a wholly owned subsidiary of 24Holdings Inc. 24Store(Europe) Ltd is located in the United Kingdom, which is in the business of selling computer hardware and accounting system software mainly in the UK.

         Basis of Presentation:

         The Company's financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $443,768 for twelve months ended December 31, 2004 and made a operating gain of $17,698 during the twelve months ended December 31. 2003 These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

(2)      Principles of Consolidation:

         The accompanying consolidated statements include the accounts of 24Store(Europe) Ltd. and subsidiaries. All significant intercompany transactions and accounts have been eliminated.

         The financial statements of subsidiaries outside the United States are generally measured using the local currency as the functional currency. Accordingly, assets and liabilities are translated at year-end exchange rates, and operating statement items are translated at average exchange rates prevailing during the year. The resulting translation adjustments are recorded as other comprehensive income. Exchange adjustments resulting from foreign currency transactions are included in the determination of net income (loss)

(3)      Change of Ownership:

         24Store(Europe) Ltd is a wholly owned subsidiary of 24Holdings Inc. The management of 24Holdings Inc. plans to sell the shares in 24Store(Europe) Ltd to Infinicom AB, a publicly listed company on the SBI market in Sweden, and their ultimate parent company.

                 24STORE (EUROPE) LIMITED & SUBSIDIARY COMPANIES
       CONSOLIDATED BALANCE SHEET FOR THE THREE MONTHS ENDED 31 MARCH 2005


                                                             March 31, 2005
                                                            ----------------
                                                              (unaudited)
ASSETS
------
Current Assets
--------------
Cash and cash equivalents                                  $          956
Accounts receivable                                               470,169
Inventories                                                       135,994
Prepaid and other current assets                                   38,596

Loans receivable, related party                                   494,002

Total current assets                                            1,139,716

Property and equipment                                             25,032
Investments                                                             -


Long term assets held for sale                                          -

Goodwill                                                                -

                                                          ---------------
                                                                1,164,749

LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities
Accounts payable and accrued expenses                             733,039
Credit facility                                                    79,364
Income taxes payable ( incd VAT )                                       -
Current maturiyies payable bank                                         -

                                                          ---------------
Total Current Liabilities                                         812,403

Long term loans related parties                                         -

Long term loans bank                                                    -

Deffered tax liability                                                  -

Shareholders equity

Common stock 34,651,550 ordinary shares                         3,925,409
Share Premium Account                                           5,888,110

Accumulated deficit                                            (9,277,984)
Accumulated other comprehensive loss                             (183,189)
                                                          ---------------

Total Shareholders equity                                         352,346
                                                          ---------------
                                                           $    1,164,749
                                                          ===============
Authorised Share Capital 40,000,000 ordinary shares

                 24STORE (EUROPE) LIMITED & SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED 31 MARCH 2005


                                                          Three months ended
                                                            March 31, 2005
                                                         ---------------------
                                                               (unaudited)

Revenues                                                   $      1,574,501

Cost of Revenue                                                   1,395,870

Gross Profit                                                        178,631

Operating Expenses
Distribution cost                                                    73,233
General and administrative expenses                                 293,459
Depreciation                                                          7,039
Goodwill Amortization                                                     -

                                                           ----------------
                                                                    373,731

Income (loss) from operations                                      (195,100)

Interest income                                                           -
Interest expenses                                                       529
                                                           ----------------
                                                                        529

Income (loss) before income taxes                                  (195,629)
                                                           -----------------
Income taxes                                                              -

Net income (loss)                                          $       (195,629)
                                                           =================

                 24STORE (EUROPE) LIMITED & SUBSIDIARY COMPANIES
        STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED 31 MARCH 2005


                                                                          Three months ended
                                                                            March 31, 2005
                                                                            --------------
                                                                              (Unaudited)
Cash flows provided by (used for) operating activities:
 Net loss                                                                 $         (195,629)

Adjustments to reconcile net loss to net cash
  provided by (used for) operating activities:
Depreciation                                                                           7,039
Amortization of goodwill                                                                   -
Foreign currency translation                                                            (677)

Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable                                                                   26,017
Prepaid expenses                                                                      (9,177)
Inventory                                                                            150,044


Increase (decrease) in liabilities:
  Accounts payable and accrued expenses                                             (148,712)
  Income taxes payable                                                                     -
  Deferred taxes                                                                           -
                                                                          ------------------

     Total adjustments                                                                24,534
                                                                          ------------------

     Net cash provided by (used for) operating activities                           (171,095)

Cash flows provided by (used for) investing activities:
 Acquisition of property and equipment
 Due to/from related party                                                            (1,988)
                                                                          ------------------

     Net cash used for investing activities                                           (1,988)
                                                                          ------------------

Cash flows provided by (used for) financing activities:
 Payments/advances on credit facility                                                 79,935
 Payments on long-term debt, bank                                                          -
                                                                          ------------------
     Net cash provided by financing activities                                        79,935
                                                                          ------------------

Net decrease in cash                                                                 (93,148)
Cash, beginning of period                                                             94,104
                                                                          ------------------

Cash, end of period                                                       $              956
                                                                          ==================

Supplemental disclosure of cash flow information:
  Interest paid                                                           $                -
                                                                          ==================
  Income taxes paid                                                       $                -
                                                                          ==================

                                                                                      93,148

                                       11

                 24STORE (EUROPE) LIMITED & SUBSIDIARY COMPANIES
     NOTES TO FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED 31 MARCH 2005


(1)  Description of Business:

     Interim Financial Statements:

     The accompanying financial statements include all adjustments (consisting of only normal recurring accruals), which are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year.

     General:

     24Store(Europe) Ltd is a wholly owned subsidiary of 24Holdings Inc. 24Store(Europe) Ltd is located in the United Kingdom, which is in the business of selling computer hardware and accounting system software mainly in the UK.

     Basis of Presentation:

     The Company's financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $195,629 and $356,968 during the three months ended March 30, 2005 and the year ended December 31, 2004, respectively, and has an accumulated deficit of $9,461,173 at March 31, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                                       12